EXHIBIT 99.2











Crosstown Traders, Inc.
and Subsidiaries

Consolidated Financial Statements for the
Thirteen-Weeks Ended April 30, 2005 and
May 1, 2004 (Unaudited)

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
APRIL 30, 2005 AND JANUARY 29, 2005
(In thousands)
--------------------------------------------------------------------------------



                                                             April 30,  January 29,
                                                               2005        2005
                                                            (Unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ..............................   $  5,099   $  2,191
  Accounts receivable--net ...............................     59,371     91,975
  Inventories--net .......................................     73,679     80,195
  Deferred advertising ...................................     14,062     12,886
  Supplies and prepaid expenses ..........................      2,207      2,835
  Income taxes receivable ................................        347
                                                             --------   --------

           Total current assets ..........................    154,765    190,082

PROPERTY AND EQUIPMENT--Net ..............................      4,952      4,600

DEFERRED INCOME TAXES ....................................      1,520      1,520

DEFERRED FINANCING COSTS, Net of accumulated amortization
  of $1,361 (April 30, 2005) and $1,225 (January 29, 2005)        505        641

OTHER ASSETS .............................................      3,263      3,116

GOODWILL .................................................      4,149      4,149
                                                             --------   --------

TOTAL ....................................................   $169,154   $204,108
                                                             ========   ========


                                                                     (Continued)

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
APRIL 30, 2005 AND JANUARY 29, 2005
(In thousands except share data)
--------------------------------------------------------------------------------


                                                             April 30,  January 29,
                                                               2005        2005
                                                            (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities ...............   $ 41,031   $ 39,979
  Reserve for sales returns ..............................      8,972      6,047
  Income taxes payable ...................................                 4,271
  Deferred income taxes ..................................        932        932
                                                             --------   --------

           Total current liabilities .....................     50,935     51,229

LONG-TERM DEBT ...........................................     42,897     78,025

OTHER LIABILITIES ........................................      1,941      2,151
                                                             --------   --------

           Total liabilities .............................     95,773    131,405
                                                             --------   --------

COMMITMENTS AND CONTINGENCIES (Notes 6 and 9)

SHAREHOLDERS' EQUITY:
  Common stock, Class A, $.001 par value--authorized,
    1,027,500 shares; issued and outstanding, 885,179
    shares; liquidation value $43,554,000 (April 30,
    2005) and $43,015,000 (January 29, 2005) .............          1          1
  Common stock, Class B, $.001 par value--authorized,
    1,050,000 shares;
    issued and outstanding, 22,500 shares
  Additional paid-in capital .............................     33,436     33,436
  Retained earnings ......................................     39,944     39,266
                                                             --------   --------

           Total shareholders' equity ....................     73,381     72,703
                                                             --------   --------

TOTAL ....................................................   $169,154   $204,108
                                                             ========   ========

See notes to consolidated financial statements.                      (Concluded)

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
FOR THE THIRTEEN-WEEKS ENDED APRIL 30, 2005 AND MAY 1, 2004
(Unaudited, in thousands)
--------------------------------------------------------------------------------


                                                              2005       2004


REVENUES:
  Net sales ...........................................   $ 105,840   $ 106,373
  Other revenue .......................................       4,199       4,351
                                                          ---------   ---------

           Total revenues .............................     110,039     110,724

COST OF GOODS SOLD ....................................      49,519      49,549
                                                          ---------   ---------

GROSS PROFIT ..........................................      60,520      61,175
                                                          ---------   ---------

OPERATING EXPENSES:
  Advertising and promotional expenses ................      30,152      31,254
  Selling, general, and administrative expenses .......      27,741      28,778
                                                          ---------   ---------

           Total operating expenses ...................      57,893      60,032
                                                          ---------   ---------

OPERATING INCOME ......................................       2,627       1,143

INTEREST EXPENSE ......................................       1,519       1,402
                                                          ---------   ---------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES .......       1,108        (259)

PROVISION FOR INCOME TAXES (BENEFIT) ..................         430        (112)
                                                          ---------   ---------

NET INCOME (LOSS) .....................................   $     678   $    (147)
                                                          =========   =========


See notes to consolidated financial statements.

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THIRTEEN-WEEKS ENDED APRIL 30, 2005
(Unaudited, in thousands)
--------------------------------------------------------------------------------

                                  Class A            Class B
                               Common Stock       Common Stock      Additional               Total
                             ----------------    ----------------     Paid-In  Retained  Shareholders'
                             Shares    Amount    Shares    Amount     Capital  Earnings      Equity

BALANCE--January 29, 2005       885   $     1        22   $           $33,436   $39,266     $72,703

  Net income ............                                                           678         678
                            -------   -------   -------   -------     -------   -------     -------
BALANCE--April 30, 2005 .       885   $     1        22   $           $33,436   $39,944     $73,381
                            =======   =======   =======   =======     =======   =======     =======


See notes to consolidated financial statements.

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THIRTEEN-WEEKS ENDED APRIL 30, 2005 AND MAY 1, 2004
(Unaudited, in thousands)
--------------------------------------------------------------------------------

                                                              2005       2004

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) .....................................  $    678    $   (147)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation and amortization expense ...............       515         365
    Provision for sales returns .........................     2,925       2,878
    Provision for bad debts .............................     2,369       3,078
    Stock issued for services ...........................                   235
    Changes in assets and liabilities:
      Accounts receivable ...............................    30,235      29,559
      Inventories .......................................     6,516       3,189
      Deferred advertising ..............................    (1,176)     (1,039)
      Supplies and prepaid expenses and other assets ....       481      (2,675)
      Accounts payable and accrued liabilities ..........     1,052       3,061
      Income taxes receivable and payable ...............    (4,618)     (3,348)
      Other liabilities .................................      (210)        (72)
                                                           --------    --------
           Net cash provided by operating activities ....    38,767      35,084
                                                           --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Repayment of  assumed Monterey Bay debt--net of
    cash acquired .......................................                (2,685)
  Purchases of property and equipment ...................      (731)       (556)
                                                           --------    --------
           Net cash used in investing activities ........      (731)     (3,241)
                                                           --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under credit agreement .....................     8,622      10,293
  Repayments under credit agreement .....................   (43,750)    (41,910)
  Borrowings under term loan ............................        50          67
  Repayments under term loan ............................       (50)        (51)
  Repurchase of common stock ............................                   (25)
                                                           --------    --------
           Net cash used in financing activities ........   (35,128)    (31,626)
                                                           --------    --------

INCREASE IN CASH AND CASH EQUIVALENTS ...................     2,908         217

CASH AND CASH EQUIVALENTS--Beginning of period ..........     2,191       2,327
                                                           --------    --------

CASH AND CASH EQUIVALENTS--End of period ................  $  5,099    $  2,544
                                                           ========    ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION--
Cash paid for interest ..................................  $  1,182    $  1,390
                                                           ========    ========

See notes to consolidated financial statements.

CROSSTOWN TRADERS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THIRTEEN-WEEKS ENDED APRIL 30, 2005 AND MAY 1, 2004 (UNAUDITED)
--------------------------------------------------------------------------------


1.    BASIS OF PRESENTATION AND ACQUISITION

      Basis of Presentation--Crosstown Traders, Inc. ("Crosstown") and its wholly owned subsidiaries, Arizona Mail Order Company, Inc. ("AMO") and Figi's Inc. ("Figi's") (collectively, the "Company"), are direct to consumer merchandisers. Figi's sells a variety of cheeses, meats, bakery, confectionery, candy, nuts, fruits, and other nonfood gift items. AMO markets a broad line of women's apparel. Both AMO and Figi's market through various channels, primarily catalogs and the Internet. JP Morgan Partners formed Crosstown on October 16, 2002 as a Delaware corporation. Crosstown acquired AMO and Figi's on October 31, 2002.

      The condensed consolidated balance sheet as of April 30, 2005, and consolidated statements of income (loss) and cash flows for the thirteen weeks ended April 30, 2005 and May 1, 2004, have not been audited. The Company believes, all adjustments necessary to present fairly the financial position, results of operations, and cash flows have been made. In accordance with APB 28, the Company has condensed or omitted certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States. These interim financial statements and related notes should be read in conjunction with the financial statements and related notes for the years ended January 29, 2005 and January 31, 2004.

      Statement of Financial Accounting Standards Statement No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123") encourages, but does not require, companies to record compensation cost based on the fair value of employee stock option grants. The Company has chosen to continue to account for employee option grants using intrinsic value under Accounting Principles Board ("APB") Opinion No. 25. Accordingly, no compensation expense has been recognized for employee stock option grants. Entities electing to continue accounting for stock-based compensation under APB No. 25 make proforma disclosures of net income, as if the fair value based method of accounting defined in SFAS No. 123 had been applied. There were no grants in the thirteen-week period ended April 30, 2005. The Company has computed the value of shares granted under the plan for the purposes of disclosure using the Black-Scholes method and the following weighted average assumptions for the year ended January 29, 2005: risk-free interest rate of 3.7%, an expected option term of five years and volatility rate of 35%. The weighted average per share fair value of option grants in the year ended January 29, 2005 was $16.07 per share. For the thirteen-weeks ended April 30, 2005, and May 1, 2004, there is no significant difference between net income as reported and pro forma net income.

      The results of operations for the thirteen weeks ended April 30, 2005 and May 1, 2004 are not necessarily indicative of operating results for the full fiscal year.

      Recent Accounting Pronouncements--In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement No. 123 (revised
      2004), Share Based Payment a revision of Statement No. 123 ("SFAS No. 123R"). Statement No. 123R supersedes APB Opinion No. 25. SFAS No. 123R is similar to the fair value method in SFAS No. 123, except that it requires the Company to recognize the fair value of share-based payments as compensation expense in our financial statements, and pro forma disclosure will no longer be allowed. Adoption of SFAS No. 123R will result in the recognition of additional compensation expense for stock based compensation in periods subsequent to January 28, 2006.

      Acquisition by Charming Shoppes-- Effective June 2, 2005, the Company was acquired by Charming Shoppes, Inc. ("Charming Shoppes") for $218,000,000 cash (the "Transaction") and assumption of the Company's liabilities. The Company will continue to operate as a wholly owned subsidiary of Charming Shoppes, and these consolidated financial statements do not include any effect for this transaction.

2.    ACCOUNTS RECEIVABLE

      Accounts receivable consist of the following at April 30, 2005 and January 29, 2005 (in thousands):

                                             April 30, 2005  January 29, 2005

        Due from customers ..................   $ 59,558        $ 96,369
        Less allowance for doubtful accounts      (2,497)        (10,664)
                                                --------        --------
                   Total customer receivables     57,061          85,705
        Other receivables ...................      2,310           6,270
                                                --------        --------
        Total ...............................   $ 59,371        $ 91,975
                                                ========        ========


3.    INVENTORIES

      Inventories consist of the following at April 30, 2005 and January 29, 2005 (in thousands):

                                               April 30, 2005   January 29, 2005

        Raw materials and supplies .............  $  2,608         $  8,584
        Merchandise ............................    79,567           79,093
                                                  --------         --------
                   Inventories--at cost ........    82,175           87,677
        Less reserve for excess and obsolete
           inventory............................    (8,496)          (7,482)
                                                  --------         --------
        Inventories--net .......................  $ 73,679         $ 80,195
                                                  ========         ========


4.    GOODWILL

      The Company had approximately $4,149,000 of recorded goodwill at April 30, 2005 and January 29, 2005, resulting from the acquisition of Monterey Bay Clothing Company. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the Company's goodwill is not subject to amortization, but is assessed for impairment at least annually.

5.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

      Accounts payable and accrued liabilities consist of the following at April 30, 2005 and January 29, 2005 (in thousands):

                                                April 30, 2005  January 29, 2005

        Merchandise and expense accounts payable   $28,389          $27,157
        Taxes other than income taxes ..........       290            1,046
        Accrued wages and vacation .............     9,263            5,850
        Other ..................................     3,089            6,147
                                                   -------          -------

        Total ..................................   $41,031          $40,200
                                                   =======          =======


6.    DEBT

      Long-term debt is as follows at April 30, 2005 and January 29, 2005 (in thousands):

                                               April 30, 2005   January 29, 2005

        Asset-backed revolving credit agreement   $22,000           $57,138
        Term loan agreement ...................    20,000            20,000
        Other notes payable ...................       897               887
                                                  -------           -------

        Total .................................   $42,897           $78,025
                                                  =======           =======


      AMO and Figi's (the "Borrowers") have jointly entered into a $125,000,000 senior credit facility agreement (the "Credit Agreement") with a group of banks. The Credit Agreement provides a revolving borrowing facility and letter of credit support. Borrowings under the Credit Agreement bear interest at either the London InterBank Offering Rate ("LIBOR") plus an applicable margin or at Bank of America's prime rate plus an applicable margin or a combination thereof at the election of the Borrowers. The Credit Agreement provides for quarterly adjustment of the rates based upon Crosstown's consolidated fixed charge coverage ratio. On January 11, 2005, the Credit Agreement was amended to extend the termination date to October 30, 2006 and to reduce the applicable margins that are applied to LIBOR and prime rates as well as the monthly rate that is applied to the unused portion of the revolving credit facility. Availability under the Credit Agreement is based on a certain percentage of inventory and accounts receivable, as defined in the Credit Agreement. At April 30, 2005, the Borrowers had $59,400,000 of availability under the Credit Agreement. Borrowings under this amendment bear interest at either the LIBOR plus 1.75% (4.62% at April 30, 2005) or at Bank of America's prime rate plus a margin of 0.25% (6.00% at April 30, 2005). The unused line fee, as of April 30, 2005, was calculated at 0.25% of the amounts unused on the revolving borrowing facility. The weighted average borrowing rate for existing debt under the Credit Agreement was 6.46% for the thirteen-week period ended April 30, 2005 and 5.09% for the year ended January 29, 2005. The revolving credit facility was paid in full in connection with the Transaction.

      Additionally, the Borrowers have jointly entered into a $20,000,000 second lien term loan agreement (the "Term Loan"), which matures in October 2007. The Term Loan bears interest at prime plus 6.75% (12.50% at April 30,
      2005), which is payable monthly. In addition to the interest accruing on the principal balance, an additional amount of 1% of the outstanding balance of the Term Loan will accrue to the principal balance. The additional principal is paid each month. The loan requires an exit fee upon termination or voluntary prepayment of $200,000, and if such action occurs on or after the first anniversary of the closing date, which was October 30, 2002, an additional $16,666.67 per month will be due commencing with the month after the anniversary of the closing date. The weighted average borrowing rate for existing debt under the Term Loan, including the exit fee accrual, was 17.09% for the thirteen-week period ended April 30, 2005 and 14.45% for the year ended January 29, 2005. The Term Loan was paid in full in connection with the Transaction.

      Substantially all of the assets and stock of AMO, Figi's, and certain of their subsidiaries are pledged as collateral for the Credit Agreement and Term Loan. Additionally, the Borrowers are contingently liable for all amounts borrowed by Crosstown or its affiliates under these facilities. At April 30, 2005 and January 29, 2005, total borrowings under these two credit agreements were approximately $42,000,000 and $77,138,000, respectively. Crosstown has guaranteed the borrowings under the Credit Agreement and Term Loan.

      The above agreements have restrictive covenants, including requirements for the Borrowers to maintain minimum fixed charge coverage ratios and borrowing availability levels. At April 30, 2005 and January 29, 2005, the Borrowers were in compliance with such covenants.

      Other notes payable totaling $897,000 as of April 30, 2005 and $887,000 as of January 29, 2005, consist of notes payable to JP Morgan Partners, a shareholder. These notes bear interest at 4.52% per annum with interest-only payments due at the end of each calendar quarter, with principal repayment subordinated to the Credit Agreement and the Term Loan. Interest payments were being deferred and accruing. Total accrued and unpaid interest at April 30, 2005 and January 29, 2005 was $92,000 and $82,000, respectively. The notes payable to JP Morgan Partners were paid in full in connection with the Transaction.

      Aggregate maturities of the long-term debt, including other notes payable, are as follows (in thousands):

        Year Ending

        January 2006                                                 $      -
        January 2007                                                   22,000
        January 2008                                                   20,897
                                                                     --------

                                                                     $ 42,897
                                                                     ========


7.    RELATED PARTY TRANSACTIONS

      In accordance with a management agreement, JP Morgan Partners is entitled to management fees of $1,000,000 per year; however, for the thirteen-weeks ended April 30, 2005 and May 1, 2004, the management fee was waived. At April 30, 2005 and January 29, 2005, the Company had notes payable to JP Morgan Partners totaling approximately $897,000 and $887,000, respectively (see Note 6).

8.    MANAGEMENT INCENTIVE PLANS

      The Company offers incentives to management under several plans:

      Deferred Compensation Plan--Certain management employees may elect to defer current salary amounts through purchases of units in a deferred compensation plan, with underlying investments in mutual funds selected and directed by the employee. Changes in the value of the investments and corresponding liability are recognized through the consolidated statement of income as investment gains and losses and compensation expense, respectively. At April 30, 2005 and January 29, 2005, the Company held assets for the plan in the amount of approximately $1,941,000 and $2,151,000, respectively, included in other assets, with a related liability in the amount of $1,941,000 and $2,151,000, respectively, which is included in other liabilities.

      Bonus Plan--The Company offers certain incentive bonus amounts to management upon meeting financial and operational targets. During the thirteen-weeks ended April 30, 2005 and May 1, 2004 the Company had accrued bonuses totaling $823,000 and $1,215,000, respectively. In addition, the Company offers profit sharing to certain employees based on Company performance. During the thirteen weeks ended April 30, 2005 and May 1, 2004, $531,000 and $380,000, respectively of discretionary profit sharing amounts were accrued.

      Stock Option Plan--In 2002, the board of directors approved the Crosstown Traders, Inc. 2002 Stock Option Plan (the "2002 Plan") and reserved 117,500 shares of Class A common stock. The 2002 Plan provides for the granting of stock-based incentive awards to the Company's directors, officers, employees, and consultants. Options are granted under one of three vesting methods, either pro rata over four years, pro rata at the end of each of the four full fiscal years following date of grant and dependent upon reaching predefined earnings targets, or upon the sale of the Company dependent upon the defined cumulative rate of return that has been achieved by JP Morgan Partners at the time of such sale. At April 30, 2005 and January 29, 2005, 110,500 options were outstanding, respectively.

9.    COMMON STOCK

      Class A Common Stock--The Company has authorized 1,027,500 shares of $.001 par value Class A common stock ("Class A Stock"). Class A Stock is convertible into Class B common stock ("Class B Stock") at the option of the holder at any time, based upon the conversion ratio, as defined. Each share of Class A Stock has one vote for each share of Class B Stock into which it would be convertible. Class A Stock ranks senior to Class B Stock with regard to liquidation and dividend rights. Class A Stock accrues dividends at 5% per annum of the original issue price of $43.49 per share, which is payable when and if declared by the board of directors. Class A Stock has a liquidation preference equal to $43.49 per share plus an amount in cash equal to all accumulated but unpaid dividends. At April 30, 2005 and January 29, 2005, total accumulated but unpaid dividends were approximately $5,060,000 and $4,521,000, respectively. The Class A Stock also has special consent rights to certain of the Company's activities, including, but not limited to, amendment of the Company's articles or bylaws and merger or consolidation of the Company.

      Class B Common Stock--The Company has authorized 1,050,000 shares of $.001 par value Class B Stock. Each share of Class B Stock has one vote. Class B Stock may be repurchased by the Company in the event the holders leave the Company.



                                     ******